Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

AS OF AUGUST 27, 2004

      Each of the below-listed subsidiaries is 100 percent directly or indirectly owned by Harris Corporation, except as otherwise indicated.

State or Other
Jurisdiction
Name of Subsidiary	of Incorporation

Harris Asia Pacific Sdn. Bhd	Malaysia
Harris Australia Pty. Limited	Australia
Harris Canada, Inc.	Alberta, Canada
Harris Cayman, Ltd.	Cayman Islands
Harris Communication Argentina SA	Argentina
Harris Communication (Netherlands) BV	Netherlands
Harris Communication France SAS	France
Harris Communications Systems Nigeria Limited	Nigeria
Harris Communications GmbH	Germany
Harris Communications Austria GmbH	Austria
Harris Communications Honduras, S.A. de C.V.	Honduras
Harris Communications International, Inc.	Delaware
Harris Communications Ltd.	Hong Kong
Harris Communications (Shenzhen) Ltd.	China
Harris Controls Australia Limited	Australia
Harris Denmark ApS	Denmark
Harris Denmark Holding ApS	Denmark
Harris do Brasil Limitada	Brazil
Harris-Exigent, Inc.	Delaware
Harris Foreign Sales Corporation, Inc.	Virgin Islands
Harris Orkand Information Services Corporation	District of Columbia
Harris Pension Management Limited	England
Harris SA	Belgium
Harris S.A. de C.V.	Mexico
Harris Semiconductor G.m.b.H	Germany
Harris Semiconductor Design & Sales Pte. Ltd.	Singapore
Harris Semiconductor Patents, Inc.	Delaware
Harris Semiconductor Pte. Ltd.	Singapore
Harris Semiconductor (Suzhou) Co., Ltd.	China
Harris Solid-State (Malaysia) Sdn. Bhd	Malaysia
Harris Systems Limited	England
Harris Systems LLC	Delaware
Harris Technical Services Corporation	Delaware
Harris Two Thousand Limited	England
American Coastal Insurance Ltd.	Bermuda
Anshan Harris Broadcast Equipment Company Limited (51%)	China
BG-COM Information and Communication Limited Partnership	Hungary
BWA Technology, Inc.	Delaware
HAL Technologies, Inc.	Delaware
ITIS S.A.R.L	France
ImageLinks, Inc.	Delaware
Manatee Investment Corporation	Delaware
Maritime Communication Services, Inc.	Delaware
Medacoustics, Inc. (54%)	Delaware
Question d’Image S.A.S.	France
VFC Capital, Inc.	Delaware
Wallaby Network Services, Inc.	Delaware
Worldwide Electronics, Inc.	Delaware